NTS COMMUNICATIONS, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

DECEMBER 31, 2007 AND 2006

NTS COMMUNICATIONS, INC.
AND SUBSIDIARIES

Table of Contents

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
ASSETS
(UNAUDITED)

	December 31,
	2007	2006
Current assets
Cash and cash equivalents	$7,976,454	$5,400,569
Accounts receivable - trade	2,745,499	3,340,273
Allowance for bad debts	(206,438)	(222,223)
Other receivables	25,762	158,258
Unbilled revenue	1,271,708	1,629,157
Prepaid expenses	779,460	723,444
Accrued interest	-	21,382
Inventory	562,995	360,239
Other Current Assets	-	288,586
Deferred tax benefit – Current	756,973	230,099

Total current assets	13,912,413	11,929,784

Investments	5,791	638,815

Property, equipment and improvements
Less accumulated depreciation & amortization	27,544,758	28,600,460

Property, equipment and improvements in
development	1,720,766	1,037,666

Total property, equipment and improvements	29,265,524	29,638,126

Other assets
Note receivable – Shareholder Value, Ltd.	-	2,005,802
Goodwill	5,686,996	5,686,996
Less amortization of goodwill	(1,278,809)	(1,278,809)
Deferred tax benefit – Long-term	-	341,455
Other assets	23,717	378,610

Total other assets	4,431,905	7,134,054

Total assets	$47,615,633	$49,340,779
The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
LIABILITIES AND STOCKHOLDERS' EQUITY
(UNAUDITED)

	December 31,
	2007	2006
Current liabilities
Accounts payable – trade and carrier charges	$2,670,852	$2,959,921
Current maturities of long-term debt	502,309	1,502,264
Accrued other liabilities	2,591,194	2,342,626
Deferred revenues	888,857	920,104
Other current liabilities	50,142	68,810

Total current liabilities	6,703,354	7,793,725

Long-term liabilities
Long-term debt, less current portion	2,745,867	673,994
Deferred income taxes	1,416,612	4,583

Total long-term liabilities	4,162,479	678,577

Total liabilities	10,865,833	8,472,302

Stockholders’ equity
Common stock, no par value, authorized
11,000,000 shares, 1,962,029 shares issued
in December 31, 2007 and 2006	4,959,938	4,959,938
Additional paid-in capital	1,814,620	1,814,620
Retained earnings – unrestricted	52,720,037	56,838,714

	59,494,595	63,613,272

Treasury stock at cost, 702,878 shares in
December 31, 2007 and 2006	(22,744,795)	(22,744,795)

Total stockholders’ equity	36,749,800	40,868,477

Total liabilities and stockholders’ equity	$47,615,633	$49,340,779

The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Five months ended December 31,
	2007	2006
Revenues earned	$26,352,595	$27,921,772

Cost of communication services	16,490,365	17,850,420

Gross profit	9,862,230	10,071,352

Selling, general and administrative expenses	8,988,100	10,314,870

Income (loss) from operations	874,130	(243,518)

Other income (expenses)
Interest income	89,496	151,666
Building lease	325,132	194,100
Other income	34,068	147,676
Gain on sale of assets	4,351	-
Interest expense	(87,461)	(78,564)

Total other income (expenses)	365,586	414,878

Income from continuing operations
before income taxes	1,239,716	171,360

Income tax provision	647,263	88,864

Net income	$592,453	$82,496

The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Five months ended December 31,
	2007	2006

Cash flows from operating activities:
Net income	$592,453	$82,496
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization of fixed assets	2,426,861	2,547,403
Capitalized depreciation	38,346	-
Increase (decrease) in deferred taxes	313,062	353,656
(Gain) loss on sale or disposal of assets	(4,351)	(16,102)
(Increase) decrease:
Accounts receivable – trade	299,425	(294,486)
Other receivables	198,788	63,607
Unbilled revenue	127,942	147,053
Accrued interest	251	121,558
Prepaid expenses	(115,378)	(196)
Inventory	(54,953)	245,572
Other Current Assets		(308,202)
Increase (decrease):
Accounts payable – trade	224,937	(40,276)
Deferred revenue	(9,612)	75,513
Customer deposits		8,194
Accrued other liabilities	460,081	174,148

Net cash provided (used) by operating activities	4,497,852	3,159,938

Cash flows from investing activities:
Purchase of property, equipment and improvements	(2,519,522)	(2,988,037)
Proceeds from sale of assets	4,351	30,517
Change in partnership investment	(793)	(1,423)

Net cash provided (used) by investing activities	(2,515,964)	(2,958,943)
The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(UNAUDITED)

	Five months ended December 31,
	2007	2006

Cash flows from financing activities:
Proceeds on long term debt	$2,595,935	$567,591
Principal payments on long-term debt	(214,588)	(150,410)
Changes in line of credit note payable		(605,365)
Dividend Paid	(3,021,962)

Net cash provided (used) by financing activities	(640,615)	(188,184)

Net increase (decrease) in cash	1,341,273	12,811
Cash/Cash equivalents, beginning of year	6,635,181	5,387,758

Cash/Cash equivalents, end of year	$7,976,454	$5,400,569

Supplementary disclosures of cash flow information:

Cash paid during the period for:
Interest	$80,236	$77,834

Income taxes	$-	$-

Non cash investing and financing activities:

Equipment acquired by issuance of long-term debt	$-	$125,000

The accompanying notes are an integral part of these statements.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reporting cutoff date

NTS Communications, Inc. (NTS) changed it reporting cutoff date from July 31 to December 31.

Nature of Company

NTS and its wholly owned subsidiaries provide telecommunication services which are primarily engaged in selling or reselling long distance telephone service and providing local telephone, internet and video services to the general public, both commercial and residential.  These services are mainly provided within the continental United States with a concentration in the Southwestern United States.

NTS Communications, Inc. is a consolidated subsidiary of its majority-owned stockholder Telephone Electronics Corporation.

Principles of consolidation

The financial statements include the consolidated accounts of NTS Communications, Inc. and its four wholly-owned subsidiaries, Garey M. Wallace Company, Inc. dba GMW Company (inactive), NTS Properties, L.C., NTS Management Company, L.L.C., NTS Construction Company.  All significant intercompany transactions have been eliminated in the consolidated financial statements.

Revenue recognition

Revenues for long distance services are derived primarily from tolls charged to customers and to other long distance carriers.  Deferred revenues result from billing for local service in advance.  Revenues are recognized as telecommunication services are provided.

Allowance for bad debts

An allowance for bad debts for trade accounts receivable is computed on the reserve method and is considered adequate to absorb potential losses.  Trade receivables are charged off when management believes, after considering economic conditions, business conditions and collection efforts, that the collection of the account is doubtful.

Unbilled revenue

Unbilled revenue represents units of service provided by the Company prior to the end of the fiscal year, but not included in accounts receivable due to the timing of routine billing cycles.  Each month’s unbilled revenue is converted to accounts receivable by the end of the following month.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Inventory

Inventories consist primarily of telephone equipment and are stated at cost using the first-in, first-out method.

Cash equivalents

For purposes of the consolidated statements of cash flows, cash equivalents include all temporary cash investments with maturities of three months or less.

Notes Receivable and Allowance for Note Losses

Notes receivable are stated at unpaid principal balances, less an allowance, if deemed necessary, for note losses.  Interest on notes is recognized over the term of the note and is calculated using the simple-interest method on principal amounts outstanding.

Notes are placed on nonaccrual when management believes, after considering economic conditions, business condition, and collection efforts, that the notes are impaired or collection of interest is doubtful.  Uncollectible interest previously accrued is charged off, or an allowance is established by a charge to interest income.  Interest income on nonaccrual notes is recognized only to the extent cash payments are received.

Property, equipment and improvements

Communication systems and other property and equipment are recorded at cost.  Maintenance, repairs and minor renewals are expensed as incurred. Betterments and improvements which substantially increase the useful lives of existing assets are capitalized.  When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any profit or loss is credited or charged to income.

Depreciation and amortization are calculated using the straight-line method over the estimated service lives of assets.

Long-lived Assets

The Company evaluates long-lived assets for impairment using a discounted cash flows method whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  There was no impairment charged to expense during the periods ended December 31, 2007 and 2006.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICES, Continued

Goodwill

Goodwill represents the excess cost of companies acquired over the fair value of their identifiable net assets at the date of acquisition.  Goodwill is not amortized pursuant to Financial Accounting Standards No. 142.  The fair value of goodwill is estimated annually by using the expected present value of future cash flows.  There was no impairment charged to expense in 2007 and 2006.

Income taxes

Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of depreciable assets and their financial reporting amounts at each year-end.  Income taxes of future periods are calculated using current tax structure, rates, and credits which have been applied prospectively.  Deferred income tax liability results primarily from the excess of tax over book depreciation and the amortization of section 197 intangibles for book over tax.  Deferred tax asset results primarily from certain accrued expenses recorded per books not tax deductible until paid.

Advertising costs

The Company expenses the costs of advertising as incurred.  Total advertising costs expensed in the five months ended December 31, 2007 and 2006 were $109,704 and $136,803, respectively.

Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

NTS COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.	SUBSEQUENT EVENTS

Acquisition of NTS Communications, Inc. (“NTS”)

On February 26, 2008 (the “Closing Date”), Xfone, Inc. acquired NTS pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) entered into on August 22, 2007 with NTS, and the equity owners of NTS as sellers (the “NTS Shareholders”), as amended on February 14, 2008 and February 26, 2008.

The acquisition closed on February 26, 2008. Upon closing of the acquisition, NTS and its four wholly owned subsidiaries, NTS Construction Company, Garey M. Wallace Company, Inc, NTS Telephone Company, LLC, and NTS Management Company, LLC, became wholly owned subsidiaries of Xfone, Inc.

The purchase price for the acquisition was approximately $42,000,000, plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the Purchase Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project. After applying this formula, the final aggregate purchase price was calculated as $41,900,000, and was paid by Xfone, Inc. as follows: $35,414,716 was paid in cash; and 2,366,892 shares of Xfone, Inc.'s common stock issued to certain NTS Shareholders who elected to reinvest all or a portion of their allocable sale price in the Xfone, Inc.'s Common Stock, pursuant to the terms of the Purchase Agreement.